UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2014

Warren Resources, Inc.

(Exact Name of Registrant

as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code:  (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2014, Mr. Philp A. Epstein resigned from his positions as Chief Executive Officer and Chairman of the board of directors of Warren Resources, Inc. (the “Company”).

On December 4, 2014, the board of directors of the Company appointed (i) Mr. Lance Peterson, the Chief Executive Officer and President of Citrus Energy Corporation (“Citrus”) and a member of the Company’s board of directors, as Chief Executive Officer of the Company on an interim basis, and (ii) Mr. Dominick D’Alleva, the Lead Director of the Company, as Chairman of the board of directors on an interim basis.

Mr. Peterson, 54, co-founded Citrus in 1989 and has served as its CEO and President since its formation. Prior to co-founding Citrus, Mr. Peterson worked in Denver, Colorado, as a Reservoir Engineer at Hamilton Brothers Oil Company. Mr. Peterson has overseen the activity and resulting growth of Citrus through asset development in the geographic areas of Mid-Continent, South Texas, Barnett Shale and Marcellus Shale. He has more than 31 years in the oil and gas industry. Mr. Peterson has a B.S. in Geological Engineering from the University of North Dakota (1982).

There is no family relationship between Mr. Peterson and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. As previously disclosed in the Company’s Current Reports on Form 8-K filed on July 7, 2014 and August 12, 2014, the Company acquired substantially all of Citrus’ Marcellus Shale assets in August 2014 (the “Citrus Acquisition”).  Mr. Peterson is the CEO and President of Citrus and holds 50% of the issued and outstanding equity of Citrus.  In connection with the closing of the Citrus Acquisition, the Company entered into a transition services agreement with Citrus pursuant to which Citrus is providing certain transition services to the Company.  The transition services agreement provides for the payment of approximately $290,000 by the Company to Citrus for such services.

Item 7.01.                                        Regulation FD Disclosure.

On December 5, 2014, the Company issued a press release announcing the changes in the Company’s leadership. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated December 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 5, 2014

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 5, 2014.